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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement (on Form S-3) of our report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated April 12, 2000, relating to the consolidated financial statements which appears in The Pathways Group, Inc.'s Annual Report on Form 10K for the year ended December 31, 1999. We also consent to reference to us under the heading "Experts."


/s/ PRICEWATERHOUSECOOPERS, LLP


Seattle, Washington

July 10, 2000